EXHIBIT  1
                            State of Delaware
                                                         PAGE   1

                     Office of the Secretary of State
                     ---------------------------------


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "EC CAPITAL, LTD.", CHANGING ITS NAME FROM "EC CAPITAL, LTD." TO "NORTHERN LIGHTS SOFTWARE, LTD.", FILED IN THIS OFFICE ON THE TWELTH DAY OF SEPTEMBER, A.D. 1996, AT 9 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.




                                    /S/  Edward J. Freel
                                        ----------------------------------
                                        Edward J. Freel, Secretary of State




2350527    8100                        AUTHENTICATION:                   8102807


960264720                                        DATE:              09-13-96


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                                                       STATE OF DELAWARE
                                                      SECRETARY OF STATE
                                                   DIVISION OF CORPORATIONS
                                                   FILED 09:00 AM 09/12/1996
                                                     960264720  -  2360527


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                EC CAPITAL, LTD.


              The undersigned corporation, in order to amend its Certificate of incorporation, hereby certifies as follows:


              FIRST:         The name of the Corporation is:

                                   EC CAPITAL, LTD.

             SECOND:     The corporation hereby amends its Certificate of
incorporation as follows:

A. Article First of the Certificate of Incorporation, relating to the name of the corporation, is hereby amended to read as follows by adding the new Article First.

              "FIRST:           The name of the Corporation is:

                                NORTHERN LIGHTS SOFTWARE, LTD."

    B. Article Fourth of the Certificate of Incorporation, as amended, relating to the shares of the Corporation, is hereby amended to read as follows by adding the following new Article Fourth.

              "FOURTH:     The total number of shares of stock which the
              corporation is authorized to issue is 20,000,000 and the par value of each of such shares is $.001.

                           The corporation hereby reclassifies its Common Shares
              pursuant to Section 242 of the General Corporation Law of the State of Delaware in order to effect a two (2) for one (1) split of its Common Shares, $.001 par value, so that one (1) of the outstanding Common Shares are equal to two (2) of the new Common Share of $.001 par value."



                                    PAGE E-3

   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM  09/03/1997
   971293841 - 2350527


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF
                         NORTHERN LIGHTS SOFTWARE, LTD.



           The undersigned corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:

           FIRST:     The name of the Corporation is:

                      NORTHERN LIGHTS SOFTWARE, LTD.

           SECOND:    The corporation hereby amends its Certificate of
Incorporation as follows:

          A. Article First of the Certificate in incorporation, relating to the name of the corporation, is hereby amended to read as follows by adding the new Article First.


           "FIRST:     The name of the Corporation is:

                       FORMQUEST INTERNATIONAL, LTD.

           THIRD:      The amendment effected herein  was  authorized  by the
consent in writing, setting forth the action so taken, signed by the holders of more than a majority the outstanding shares entitled to vote thereon pursuant to
Section 228 and 242 of the General Corporation Law of the State of Delaware and written notice has been given to all shareholders who have not consented in writing to the action.

           IN WHITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under penalties of perjury this 29th day of August, 1997.


                                   /s/ John Formicola
                                      ----------------------------
                                        John Formicola, Chairman

ATTEST:

/S/  Gerald A. Kaufman
-----------------------------
Gerald A. Kaufman, Secretary


                                    PAGE E-4

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          FORMQUEST INTERNATIONAL, LTD.


           The undersigned corporation, in order to amend Its Certificate of Incorporation, hereby certifies as follows:

           FIRST:           The name of the Corporation is:

                            FORMQUEST INTERNATIONAL, LTD.

           SECOND:          The corporation hereby amends its Certificate of
Incorporation as follows:

        A. Article First of the Certificate of Incorporation, relating to the name of the corporation, is hereby amended to read as follows by adding the new Article First.

           "FIRST:          The name of the Corporation is:

                               MEGACHAIN.COM, LTD.

           THIRD:           The  amendment affected herein  was authorized by
the Consent in writing, setting forth the action so taken, signed by the holders of more than a majority the outstanding shares entitled to vote thereon pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware and that written notice has been given to all shareholders who have not consented in writing to the action.



           IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under penalties of perjury this 8th day of April, 1999.


                                      /s/ Tom Lavin
                                         ---------------------------
                                         Tom Lavin,  Chairman

ATTEST:
/s/ Bill Lavin
------------------------
Bill Lavin, Secretary




                                    PAGE  E-5

                        CERTIFICATE OF AMENDMENT OF THE
                        CERTIFICATE OF INCORPORATION OF
                              MEGACHAIN.COM, LTD.


     MEGACHAIN.COM, LTD., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify that:

     The amendment to the Corporation's Certificate of Incorporation set forth Below was duly adopted by resolutions approved by the Corporation's Board of Directors and stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

     Amendment. The Certificate of Incorporation of the corporation is amended by striking Article FOURTH in its entirety and replacing therefor:

     FOURTH: The authorized capital of the corporation is as follows:

     1.     Shares, Classes and Series Authorized.

            The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 35,000,000 shares. stockholders shall not have any preemptive rights, nor shall stockholders have the right to cumulative voting in the election of directors or for any other purpose. The classes and the aggregate number of shares of stock of each class that the Corporation shall have authority to issue are as follows:

            (a) 30,000,000 shares of Common Stock, $0.0001 par value ("Common Stock")

            (b) 5,000,000 shares of Preferred Stock, $0.0001 par value ("Preferred Stock").

     2.     Powers and Rights of the Preferred Stock.


            The Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors, and in such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is also expressly authorized to fix the right to vote, if any, the consideration for which the shares of such series are to be issued, the number of shares constituting such series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors, the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the Corporation, whether such dividends shall be cumulative or non cumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative, the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the affairs of the Corporation, the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of any other class or classes or any other series of stock of the Corporation or for any debt securities of the Corporation and the terms and conditions including price and rate of exchange, of such conversion or exchange, whether shares of such series shall be subject to redemption, and the redemption price or prices and other terms of redemption, if any, for shares of such series including, without limitation, a redemption price or prices payable in shares of Common Stock, the terms and amounts of any sinking fund for the purchase or redemption of shares of such series, and any and all other designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof pertaining to shares of such series' permitted by law.

                                   PAGE   E-6

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     3.  Issuance of the Common Stock and the Preferred Stock.

          The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in this Certificate of Incorporation for such purposes, in such amounts, to such persons, corporations or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The capital stock, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

     IN WITNESS WHEREOF, MEGACHAIN.COM, LTD., has caused this Certificate to be signed by its duly authorized officer this 19th day of August, 1999.


                                        MEGACHAIN.COM, LTD.


                                        By /s/ Tom Lavin
                                          ---------------------
                                          Tom Lavin, President

                                  Signatures

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     MEGACHAIN.COM, LTD.

Date:     August     ____,     1999               By:
                                                      --------------------
                                                      Tom Lavin, President



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